UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      January 5, 1999

                           Heritage Commerce Corp
         (Exact name of registrant as specified in its charter)

          CA                     00-23877                   77-0469558
(State of other              (Commission File             (IRS Employer
jurisdiction of                   Number)               Identification No.)
incorporation)

150 Almaden Blvd., San Jose, CA                               95113
(Address of principal                                       (Zip Code)
executive offices)

Registrant's telephone number, including area code       (408) 947-6900

                                   None
Former name or former address, if changed since last report.)



Item 5.	Other Events.

For Release: January 5, 1999


Heritage Bank of Commerce Adds
Key Executive to Lead Market Expansion

The Board of Directors of Heritage Commerce Corp announced today the appointment of Brad Smith as Chairman of the Board of Heritage Commerce Corp. Smith, the former President & CEO of South Valley Bank in
Gilroy, will also serve as President & CEO of Heritage's planned South Valley expansion.

William Del Biaggio Jr., who is stepping down as Chairman of the Board of Heritage Commerce Corp, will remain a member of the Board. He remains Chairman of the Board of Directors of the company's lead banking unit, Heritage Bank of Commerce.

John Rossell, President & CEO of Heritage Commerce
Corp and President & CEO of the company's lead banking unit, Heritage Bank of Commerce, continues in his current role. Mr. Rossell also continues to serve as a member of the Board of Directors of both Heritage
Commerce Corp and of the company's lead banking unit, Heritage Bank of Commerce.

Richard Conniff, President & CEO of Heritage Bank
East Bay, continues in his current role. Mr. Conniff also continues to serve as a member of the Board of Directors of Heritage Commerce Corp.

"Brad has an unparalleled reputation in the banking industry and tremendous South Valley experience, which will be key to leading our expansion into that area. He will be a perfect complement to John Rossell in San Jose and Dick Conniff in the East Bay," according to William
Del Biaggio, Jr., Chairman of Heritage Bank of Commerce and a member of the Heritage Commerce Corp Board. "Brad has an extensive banking background spanning a period of over 25 years. In his 14-year role as President & CEO of South Valley Bank, he was instrumental in building the Bank into a widely recognized, high performing community bank."

Heritage Bank of Commerce was founded in San Jose in 1994. In 1997, the Bank formed a holding company, Heritage Commerce Corp, to serve as a vehicle for owning and operating multiple banks. Heritage Bank East Bay was formed in Fremont in 1998 as the Company's second wholly owned bank.

"The South Valley is the next logical market for us," according to John Rossell, the CEO of Heritage
Commerce Corp. "It has tremendous potential for growth and it is contiguous to our existing markets."

Smith states: "I am very impressed by Heritage's philosophy of business banking with an emphasis on local management and strong community relations. I'm excited about being a part of an organization with such solid values, and am looking forward to taking an active role in the growth of such a fine banking organization."

Heritage Commerce Corp is the holding company for Heritage Bank of Commerce, headquartered in downtown San
Jose, and Heritage Bank East Bay, headquartered in the city of Fremont, with an office in San Ramon. Both Banks cater to the banking needs of small and medium-sized businesses and the individuals who own and operate those businesses. In addition, Heritage is an active commercial and residential construction lender, asset based lender and Small Business Administration
Guaranteed (SBA) lender. Heritage also originates home loans.

Heritage Commerce Corp, parent company of both
Heritage Bank East Bay and Heritage Bank of Commerce, previously announced financial results for the quarter ended September 30, 1998, with total assets of $399 million, up 56% over the $255 million reported at September 30, 1997, and net income of $574 thousand, up
34% over the $429 thousand reported for the same period in 1997. Total loans and deposits at quarter-end
September 30, 1998 were $222 million and $364 million, respectively.

Heritage Commerce Corp common stock is publicly traded on the NASDAQ National Market under the symbol
"HTBK".



Forward Looking Statement Disclaimer

This release may contain forward-looking statements that are subject to risks and uncertainties. Such risks and uncertainties may include but are not necessarily limited to fluctuations in interest rates, inflation, government regulations and general economic conditions, and competition within the business areas in which the Company is conducting its operations, including the real estate market in California and other factors beyond the Company's control. Such risks and uncertainties could cause results for subsequent interim periods or for the entire year to differ materially from those indicated.
For a discussion of factors which could cause results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange
Commission and the Company's press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.
- END -




SIGNATURES

Under the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  January 5,1999                HERITAGE COMMERCE CORP

                                     By: /s/ Lawrence D. McGovern
                                         Lawrence D. McGovern
                                         Chief Financial Officer (Principal
                                         Financial and Accounting Officer)